As filed with the Securities and Exchange Commission on December 18, 1996-

                        Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              BIOMUNE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                          0-11472                 87-0380088
(State or other jurisdiction      (Commission file number)    (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                            2401 South Foothill Drive
                         Salt Lake City, Utah 84109-1405
                    (Address of Principal Executive Offices)

                 BIOMUNE SYSTEMS, INC. 1992 STOCK INCENTIVE PLAN
                 BIOMUNE SYSTEMS, INC. 1993 STOCK INCENTIVE PLAN
                 BIOMUNE SYSTEMS, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                               Copies to:
David G. Derrick, Chief Executive Officer Nolan S. Taylor, Esq.
Biomune Systems, Inc.                     Thomas R. Taylor, Esq.
2401 South Foothill Drive                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.
Salt Lake City, Utah  84109-1405          136 South Main Street
Telephone:  (801) 466-3441                1000 Kearns Building
(Name, address, including zip code,       Salt Lake City, Utah  84101-1685
and telephone number, including area      Telephone:  (801) 320-6700
code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                      Proposed Maximum     Proposed Maximum
  Title of Securities  Amount To Be  Offering Price Per   Aggregate Offering     Amount of
   To Be Registered     Registered        Share(1)             Price(1)       Registration Fee
---------------------------------------------------------------------------------------------------

Common Stock,
    $0.0001 par value   993,500(2)          $2.02             $2,006,870           $608.14
---------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the final bid and asked prices for Biomune Systems, Inc. Common Stock as quoted on the NASDAQ SmallCap Market(sm) on December 16, 1996.

(2) Of these shares, a total of 187,000 shares are being registered for issuance upon exercise of options and warrants that have not yet been granted under the 1996 Stock Incentive Plan.

                           Exhibit Index is on page 4
                                  Page 1 of 37

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

     (b) The Company's Form S-8 Registration Statement, Registration No. 333-3794, filed with the Securities and Exchange Commission on April 19, 1996.

     (c) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, on January 12, 1984.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this Registration Statement is filed with the Securities and Exchange Commission but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

     The following exhibits are filed as a part of this Registration Statement:

 Exhibit No.                Description

5.1  Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (including consent)

10.1 Agreement with Allan H. Barker

10.2 Agreement with Bruce M. Kartchner

10.3 Agreement with David O. Lucas

10.4 Agreement with Adam Kristcher

10.5 Incentive Stock Option Agreement with Frank A. Eldredge

10.6 Schedule Identifying Other Incentive Stock Option Agreements

23.1 Consent of Arthur Andersen LLP

23.2 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5.1 above)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on December 17, 1996.

                                             BIOMUNE SYSTEMS, INC. (Registrant)

                                             By: /s/ David G. Derrick
                                                 David G. Derrick
                                                 Its:  Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint David G. Derrick as attorney-in-fact in his name, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorney-in-fact may do by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                              TITLE                        DATE

/s/ David G. Derrick          Chief Executive Officer,        December 17, 1996
----------------------------
(David G. Derrick)            Chairman of the Board and
                              Director
                              (Principal Executive Officer)

/s/ James J. Dalton           Senior Executive Vice           December 17, 1996
----------------------------
(James J. Dalton)             President -- Investor Relations,
                              Vice Chairman of the Board
                              and Director

/s/ Milton G. Adair           President and Director          December 17, 1996
----------------------------
(Milton G. Adair)

/s/ Michael G. Acton          Chief Financial Officer         December 17, 1996
----------------------------
(Michael G. Acton)            (Principal Financial and
                              Accounting Officer)

/s/ Aaron Gold                Director                        December 17, 1996
(Aaron Gold)


/s/ Charles J. Quantz         Director                        December  17, 1996
----------------------------
(Charles J. Quantz)


/s/ Thomas Q. Garvey, III     Director                        December 17, 1996
----------------------------
(Thomas Q. Garvey, III)


/s/ Christopher D. Illick     Director                        December 17, 1996
----------------------------
(Christopher D. Illick)



                               INDEX TO EXHIBITS

Exhibit No.                Description                                  Page No.

5.1       Opinion of LeBoeuf, Lamb, Greene & MacRae,
          L.L.P. (including consent)                                       5

10.1      Agreement with Allan H. Barker                                   6

10.2      Agreement with Bruce M. Kartchner                                7

10.3      Agreement with David O. Lucas                                    8

10.4      Agreement with Adam Kristcher                                    9

10.5      Incentive Stock Option Agreement with
          Frank A. Eldredge                                               12

10.6      Schedule Identifying Other Incentive
          Stock Option Agreements                                         23

10.7      Non-Qualified Stock Option Agreement with
          Charles J. Quantz                                               25

10.8      Schedule Identifying Other Non-Qualified
          Stock Option Agreements                                         35

23.1      Consent of Arthur Andersen LLP                                  36

23.2      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          (included in Exhibit 5.1 above)                                 37